UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________________________________________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
April 18, 2019 (April 15, 2019)

GNC HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-35113 (Commission File Number)	20-8536244 (IRS Employer Identification No.)

300 Sixth Avenue
Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)

(412) 288-4600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
______________________________________________________________________________

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 15, 2019, Cameron W. Lawrence, age 39, was appointed as Senior Vice President Finance, Chief Accounting Officer of GNC Holdings, Inc. (the “Company”). Prior to his appointment, Mr. Lawrence served as the Chief Operating & Financial Officer at Ondine Biomedical Inc., and prior to that time had spent more than five years with PNI Digital Media, a subsidiary of Staples, Inc. as the Business Unit Chief Executive Officer and General Manager. Mr. Lawrence has also held various roles in Finance and Accounting at PricewaterhouseCoopers and OncoGenex Pharmaceuticals.

As a full-time employee, Mr. Lawrence will receive an initial base salary of $320,000, annual incentive plan participation at a 45% target level (of base salary), a sign-on equity grant on the first day of the fiscal quarter following his date of hire, valued at $250,000, and a cash sign-on bonus of $75,000. Mr. Lawrence will also be eligible to participate in the full range of benefits offered by the Company, including relocation, health and welfare plans, medical and dental, life and disability insurances as well as the Company’s 401(k) and non-qualified deferred compensation plans.

There are and have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, regarding Mr. Lawrence that are required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GNC HOLDINGS, INC.

Date: April 18, 2019 By:	/s/ Tricia K. Tolivar
Tricia K. Tolivar
Executive Vice President and
Chief Financial Officer